SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): December 24, 2009

Vermillion, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-31617

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
47350 Fremont Blvd., Fremont, CA 94538
(Address of principal executive offices, including zip code)
510.226.2800
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 24, 2009, Vermillion, Inc. (the “Company”) entered into securities purchase agreements in connection with a private placement with a group of investors. Under the terms of the securities purchase agreement, the Company will receive approximately $43.05 million in gross proceeds from the sale of approximately 2,328,000 shares of its common stock at a price of $18.4932 per share. A copy of the form of securities purchase agreement signed with each investor is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     As disclosed above, the Company will issue 2,327,872 shares of its common stock at a price of $18.4932 per share and will receive $43,049,853.69 in gross proceeds, subject to the conditions described below. The price per share is equal to 90% of the average closing sale price of the Company’s common stock for the 5 trading-day period ending December 23, 2009. The transaction is expected to close on or about January 7, 2010, subject to the receipt of a confirmation order by the United States Bankruptcy Court for the District of Delaware approving the Company’s plan of reorganization and the satisfaction of other customary closing conditions. Net proceeds from the transaction will be used to finance in part the distributions to be made under the Company’s plan of reorganization, to pay administrative fees and expenses associated therewith, to repay in full the Company’s obligations under its debtor-in-possession financing agreement with Quest Diagnostics Incorporated, and for working capital and other general corporate purposes. The Company expects this transaction to provide sufficient capital to allow it to accomplish a successful restructuring.
     The shares of the Company’s common stock issued in connection with the private placement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, these securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. The Company has agreed to file within 120 days after the closing one or more registration statements covering the resale of the common stock.
Item 8.01. Other Events.
     On December 28, 2009, the Company issued a press release announcing the $43.05 million private placement of the Company’s common stock. A copy of the Company’s press release dated December 28, 2009 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	10.1	Form of securities purchase agreement dated December 24, 2009.

	99.1	Press release issued by the Company on December 28, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.
Date: December 29, 2009	By:	/s/ Gail S. Page
Gail S. Page
Executive Chair of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of securities purchase agreement dated December 24, 2009.

99.1	Press release issued by the Company on December 28, 2009.